

GMG

GOLDEN MATRIX GROUP

You Can Bet On Us

FY2022**

CORPORATE HIGHLIGHTS

**Nine-Month Transition Period from February 1, 2021 to October 31, 2021



Forward-Looking **Statements**

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified using statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Forward-Looking Statements," "Risk Factors" and "Management' s Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law.

Non-GAAP **Financial Measures**

Adjusted EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company's performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amorti- zation are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Reconciliation of Net Income attributable to Golden Matrix Group, Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense" included at the end of this Presentation.



We believe that we currently operate and distribute some of the world's most innovative and sought after gaming systems, as well as an extensive portfolio of the world's leading online gaming content.

GMGI's proprietary Gaming Systems support and provide gaming content to over 5.3 Million Players

GMGI provides state-of-the-art technology and content to over 521 unique Casino operations

GMGI provides an extensive portfolio of 3,500+ of the world's leading casino games, live dealers, table games and Sportsbook products

GMGI via its newly acquired Rkings subsidiary, has a social media following of over 425,000

Rkings (acquired in December 2021) Generates Revenues of over 2 Million dollars per month

Rkings has active monthly users of 37,000+ people

Rkings has given away more than 54 Million Dollars in prizes


SLOT

GMG
GOLDEN MATRIX GROUP



FINANCIAL HIGHLIGHTS

NINE MONTHS REVENUES

+185% Last Year*

Revenues of **$9,333,492** for the 9 months ended October 31, 2021 compared to the 9 months of the previous fiscal year.

Period	Revenues
Feb - Oct 2021	$9,333,492
Feb - Oct 2020	$3,271,653

NINE MONTHS NET INCOME

+87% Last Year*

Net income of **$648,072** for the 9 months ended October 31, 2021 compared to the 9 months of the previous fiscal year.

Period	Net Income
Feb - Oct 2021	$648,072
Feb - Oct 2020	$345,922

NINE MONTHS ADJUSTED EBITDA**

+4% Last Year*

Adjusted EBITDA of **$1,654,187** for the 9 months ended October 31, 2021 compared to the 9 months of the previous fiscal year.

Period	Adjusted EBITDA
Feb - Oct 2021	$1,654,187
Feb - Oct 2020	$1,589,506

**last year: 9 months period from February 1 to October 31 in the previous Fiscal Year.*

***Adjusted EBITDA: a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of net income attributable to Golden Matrix Group, Inc., to adjusted earnings excluding interest expense, interest income, amortization expense and stock-based compensation expense" included at the end of this Presentation.*

GMG
GOLDEN MATRIX GROUP



FINANCIAL HIGHLIGHTS

ASSETS

+48% Last Year*

Assets of **$20,458,948** which is an increase of **48%** compared to the previous fiscal year's assets of **$13,814,547**

October 31, 2021	$20,458,948
January 31, 2021	$13,814,547

CASH ON HAND

+43% Last Year*

Cash on hand of **$16,797,656,** which is an increase of **43%** compared to the previous fiscal year's cash on hand of **$11,706,349**

October 31, 2021	$16,797,656
January 31, 2021	$11,706,349

SHAREHOLDERS' EQUITY

+43% Last Year*

Shareholders' Equity of **$18,928,109** which is an increase of **43%** compared to the previous fiscal year's shareholder equity of **$13,261,937**

October 31, 2021	$18,928,109
January 31, 2021	$13,261,937

**last year: Previous Fiscal Year end at January 31, 2021*




CASINO
Night

Brian Goodman

(Chief Executive Officer)

CEO MESSAGE

“ 2021 was a truly eventful and successful year for Golden Matrix. We have managed to scale our core business considerably and also completed the acquisition of a B2C synergistic business, Rkings, that we anticipate will contribute sizeable revenues and profitability.

We have changed our fiscal year end date to facilitate a potential uplisting to NASDAQ.

We remain focused on maintaining momentum and are excited about the opportunities that lie ahead.

As a whole, we believe we provide some of the world’s most innovative, diverse and distinctive gaming system solutions, world leading third party gaming content and now as a result of the recent acquisition, a robust B2C competition business that has excellent growth opportunities.

Through the Rkings acquisition, we have diversified our business and as a result enhanced our income stream and consolidated expenses, and we plan to implement cross sell opportunities moving forward.

The acquisition represents another exciting development for the Company and gives us a clear position in a very large and rapidly-growing market.

We further believe that the Company is well positioned for future acquisition opportunities of synergistic and profitable businesses with the possibility of expanding the Company’s global reach, scaling revenues and increasing profitability.

We have demonstrated a successful track record of robust financial performance with a compound annual growth rate in revenues of 90% for the previous three twelve-month periods ended October 31, 2021.

Our strong performance was delivered while completing the integration of a new and improved seamless gaming system that we expect will allow the company to broaden its customer base in new markets such as LATAM and Europe.

I would also like to take this opportunity to extend a big thank you to all of our employees at GMGI and Rkings as well as all of our consultants and supportive shareholders. I am highly appreciative of the tireless and unwavering support of all concerned.

The management team and I have been inspired by your commitment and performance and look forward to working with you in the exciting times ahead.

SAFE HARBOUR STATEMENT CAN BE FOUND AT:

https://goldenmatrix.com/investors-overview/safe-harbour-statement

GMG
GOLDEN MATRIX GROUP



GOLDEN MATRIX GROUP, INC.

Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense

	Nine Months Ended October 31, 2021	Nine Months Ended October 31, 2020
GAAP Net Income	**$648,072**	**$345,922**
+ Interest Expense	-	**$10,897**
- Interest Income	**($201)**	**($1,570)**
+ Amortization Expense	**$38,737**	-
+ Stock-based Compensation Expense	**$967,579**	**$1,234,257**
Non-GAAP Adjusted EBITDA	**$1,654,187**	**$1,589,506**

See also "Non-GAAP Financial Measures", above.

